Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BioMimetic Therapeutics, Inc. 2001 Long-Term Stock Incentive Plan and BioMimetic Therapeutics, Inc. 2005 Employee Stock Purchase Plan of our report dated May 4, 2006, included in the Registration Statement (Form S-1 — No. 333-131718) and related Prospectus of BioMimetic Therapeutics, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
June 29, 2006